UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Redfin Corporation
(Exact name of registrant as specific in its charter)

Delaware	74-3064240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1099 Stewart Street, Suite 600 Seattle, WA	98101
(Address of principal executive offices)	(Zip Code)

2017 Employee Stock Purchase Plan 2017 Equity Incentive Plan
(Full title of the plan)

Glenn Kelman Chief Executive Officer Redfin Corporation 1099 Stewart Street, Suite 600 Seattle, WA 98101
(Name and address of agent for service)

(206) 576-5833
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001 per share
– 2017 Employee Stock Purchase Plan	901,513	(1)	$15.13	(3) (4)	$13,639,891.69	$1,653.15
– 2017 Equity Incentive Plan	4,507,567	(2)	$17.80	(3)	$80,234,692.60	$9,724.44
Total	5,409,080					$11,377.60

1.
Represents additional shares of common stock, par value $0.001 per share ("Common Stock"), of Redfin Corporation (the "Company") reserved for issuance under the Company’s 2017 Employee Stock Purchase Plan (the “ESPP”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the ESPP on January 1 of each calendar year.

2.
Represents additional shares of Common Stock reserved for issuance under the Company’s 2017 Equity Incentive Plan (the “2017 EIP”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2017 EIP on January 1 of each calendar year.

3.
Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of Common Stock, as reported on The Nasdaq Global Select Market on February 7, 2019.

4.	Under the ESPP, the sale price of a share of Common Stock is equal to 85% of the fair market value of the Common Stock on the offering date or the purchase date, whichever is less.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of the Registration Statement on Form S-8, Redfin Corporation incorporates by reference the contents of its Registration Statement on Form S-8 (file number 333-219561).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

As of February 14, 2019, an attorney of Fenwick & West LLP, which is issuing the opinion filed as Exhibit 5.1 to this registration statement, beneficially owned 3,000 shares of Redfin Corporation's common stock, par value $0.001 per share.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP					X
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X
24.1	Power of Attorney					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 14, 2019.

Redfin Corporation
(Registrant)

By	/s/ Glenn Kelman
Glenn Kelman President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Glenn Kelman and Chris Nielsen, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Glenn Kelman	President, Chief Executive Officer and Director (Principal Executive Officer)	February 14, 2019
Glenn Kelman

/s/ Chris Nielsen	Chief Financial Officer (Principal Financial and Accounting Officer)	February 14, 2019

Chris Nielsen

/s/ Robert Mylod, Jr.	Chairman of the Board of Directors	February 14, 2019
Robert Mylod, Jr.

/s/ Robert Bass	Director	February 14, 2019
Robert Bass

/s/ Julie Bornstein	Director	February 14, 2019
Julie Bornstein

/s/ Austin Ligon	Director	February 14, 2019
Austin Ligon

/s/ David Lissy	Director	February 14, 2019
David Lissy

/s/ James Slavet	Director	February 14, 2019
James Slavet

/s/ Selina Tobaccowala	Director	February 14, 2019
Selina Tobaccowala